UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.
On June 30, 2015, Peabody Energy Corporation ("Peabody" or the "Company") announced that it expects to incur charges in the second quarter of 2015 related to the following activities:

•	Eliminating 250 corporate and regional staff positions and closing offices in Evansville, Indiana and Gillette, Wyoming;

•	Implementing workforce reductions of approximately 250 employee and contractor positions at multiple mines in Australia.

The majority of employees affected by these activities have been notified in a process that concluded on June 26, 2015. In connection with these activities, the Company expects to incur second quarter 2015 charges of $20 million to $25 million, predominantly comprised of cash severance costs.
These actions are part of a comprehensive approach the Company is taking to improve the business across four key areas of management emphasis: operational, SG&A, financial and portfolio. The Company plans to provide additional detail in its second quarter earnings release.
Item 7.01     Regulation FD Disclosure.
On June 30, 2015, Peabody issued a press release to provide an update on factors adversely impacting its second quarter 2015 financial targets, including the charges described above, weather-related production issues in the Southern Powder River Basin and lower seaborne coal pricing. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Peabody press release dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

June 30, 2015	By: /s/ Bryan L. Sutter
Name: Bryan L. Sutter
Title: Vice President, General Counsel - Corporate and Assistant Secretary

EXHIBIT INDEX

99.1	Peabody press release dated June 30, 2015.